Exhibit 4.2

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of _______________, 2017 (together with all amendments, restatements or modifications from time to time hereto, this "Agreement"), is executed by and among RAVE RESTAURANT GROUP, INC., a Missouri corporation ("Pledgor"), and SECURITIES TRANSFER CORPORATION, as trustee under the Indenture described below (together with its successors and assigns, in such capacity, "Trustee").
W I T N E S S E T H:
WHEREAS, Pledgor has issued 4% Convertible Secured Notes due 2022 (the "Notes") pursuant to an Indenture of even date herewith between Pledgor and Trustee (including all supplements, exhibits and schedules thereto, the "Indenture");
WHEREAS, Pledgor is the record and beneficial owner of the shares of capital stock and/or other equity securities and ownership interests listed in Schedule I hereto;
WHEREAS, in order to induce Holders (as defined in the Indenture) to purchase the Notes, Pledgor has agreed to pledge the Pledged Collateral (as defined below) to Trustee for the benefit of the Holders in accordance herewith;
NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:
1. Definitions.  Unless otherwise defined herein, terms defined in the Indenture are used herein as therein defined, and the following shall have the respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):
"Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.
"Bankruptcy Code" means title 11, United States Code, as amended from time to time, and any successor statute thereto.
"Pledged Collateral" has the meaning assigned to such term in Section 2 hereof.
"Pledged Entity" means an issuer of Pledged Shares.
"Pledged Shares" means those shares of capital stock and/or other equity securities and ownership interests listed on Schedule I hereto.
"Secured Obligations" has the meaning assigned to such term in Section 3 hereof.
"Termination Date" means the date on which the Indenture is satisfied and discharged pursuant to Article Eleven thereof, or such earlier date as this liens and security interests granted hereby shall be fully released by the Trustee in accordance with the Indenture.

2. Pledge.  Pledgor hereby pledges to Trustee for the benefit of the Holders, and grants to Trustee a first priority security interest in and to the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (collectively, the "Pledged Collateral").
3. Security for Obligations.  This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, of all principal and interest of the Notes and the performance of all obligations of Pledgor now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the "Secured Obligations").
4. Delivery of Pledged Collateral.  In furtherance of Trustee's security interest in the Pledged Collateral, Pledgor agrees to deliver to Trustee, on or before the date of this Agreement, any and all certificates evidencing the Pledged Collateral identified on Schedule I.  All Pledged Shares which are represented by certificates shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Trustee.
5. Escrowed Funds. The Pledgor agrees to deposit with the Trustee funds in the amount of $10,000.00 to be held in escrow by the Trustee. The Trustee is entitled to utilize these funds in the case of a Default or Event of Default towards legal and administrative fees associated with its obligations in dealing with the Pledged Collateral pursuant to this Agreement. The escrowed funds shall be returned to the Pledgor upon either (i) the termination of this Agreement pursuant to Section 12 herein, or (ii) the earlier release of the Trustee's security interest in the Pledged Collateral.
6. Representations and Warranties.  Pledgor represents and warrants to Trustee that:
(a) Pledgor is, and at the time of delivery of the Pledged Shares to Trustee will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by Pledgor, free and clear of any lien, pledge, security interest, charge or encumbrance of any kind thereon or affecting the title thereto, except as created by this Agreement;
(b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable;
(c) There are no existing obligations to issue capital stock and/or other equity securities and ownership interests or securities convertible into capital stock and/or other equity securities and ownership interests of the Pledged Entities and in no event will Pledgor permit any such capital stock and/or other equity securities and ownership interests to be issued to any Person other than Pledgor prior to the payment in full of the Secured Obligations;
(d) Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to Trustee as provided herein;
(e) None of the Pledged Shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;
(f) All of the Pledged Shares are presently owned by Pledgor, and, if certificated, are presently represented by the certificates listed on Schedule I hereto.  Other than as set forth on Schedule I hereto, no certificates representing the Pledged Shares have been issued to Pledgor by any Pledged Entity and Pledgor agrees that it will not allow any Pledged Entity to issue any such certificates representing the Pledged Collateral unless such certificates are delivered to Trustee in accordance with this Agreement.  As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

(g) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any other Person is required (i) for the execution, delivery or performance of this Agreement by Pledgor or for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement, or (ii) for the exercise by Trustee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required by laws affecting the voting, offering and sale of securities generally;
(h) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority lien on and a first priority perfected security interest in favor of the Trustee for the benefit of Holders in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other lien, pledge, security interest, charge or encumbrance of any kind;
(i) Upon the filing of a financing statement naming Pledgor as debtor and Trustee as secured party, filed in the jurisdiction of organization of Pledgor, and covering the Pledged Collateral, the Liens granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the capital stock and/or other equity securities and ownership interests, as applicable, of a Pledged Entity for which no certificates, instruments, or other writings representing such equity securities and ownership interests exist;
(j) Neither Pledgor nor any Pledged Entity are in default under any Organizational Document of any Pledged Entity;
(k) Neither the making of this Agreement, nor the exercise of any rights or remedies of Trustee hereunder will cause a default under the charter, certificate or articles of incorporation, bylaws or other agreement or instrument governing the formation or operation of any Pledged Entity;
(l) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally (whether enforcement is sought by proceedings in equity or at law); and
(m) The Pledged Shares constitute the entire interest of Pledgor in the capital stock and/or other equity securities and ownership interests of each Pledged Entity.
The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

7. Covenants.  Pledgor covenants and agrees that until the Termination Date:
(a) Without the prior written consent of Trustee, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant any lien, pledge, security interest, charge or encumbrance of any kind in the Pledged Collateral;
(b) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Trustee from time to time may reasonably request in order to ensure to Trustee the benefits of the liens and security interests in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary UCC financing statements, which may be filed by Trustee with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Trustee, at Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal, state or local law in connection with such liens and security interests or any sale or transfer of the Pledged Collateral;
(c) Pledgor has and will defend the title to the Pledged Collateral and the liens and security interests of Trustee in the Pledged Collateral against the claim of any Person and will maintain and preserve such liens and security interests;
(d) Pledgor will not, without the express written consent of the Trustee, cause, permit, approve or consent to the issuance by any Pledged Entity of (i) any additional capital stock and/or other equity securities of or other ownership interests in a Pledged Entity unless the same are promptly upon issuance pledged and delivered to Trustee as Pledged Collateral hereunder, (ii) any instrument convertible into, or exchangeable for, any such capital stock and/or other equity securities of or other ownership interests in a Pledged Entity, or (iii) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such capital stock and/or other equity securities of or other ownership interests in a Pledged Entity; and
(e) Pledgor will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and all charter and statutory rights of the Pledged Entities.
8. Pledgor's Rights.  As long as no Default or Event of Default shall have occurred and be continuing:
(a) Pledgor shall have the right, from time to time, to vote and give consent with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement or the Indenture; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Trustee in respect of the Pledged Collateral or which would authorize, effect or consent to:
(i)	the dissolution or liquidation, in whole or in part, of a Pledged Entity other than into Pledgor or a Pledged Entity;

(ii)	the consolidation or merger of a Pledged Entity with any other Person other than into Pledgor or a Pledged Entity;
(iii)
  any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its capital stock and/or other equity securities and ownership interests unless all such additional shares, capital stock, equity securities or ownership interests constitute Pledged Collateral and any certificates in respect thereof are promptly delivered to Trustee; or

(iv)	the alteration of the voting rights with respect to the capital stock and/or other equity securities and ownership interests of a Pledged Entity.

(b)            (i)  Pledgor shall be entitled, from time to time, to collect and receive for its own use all dividends paid in respect of the Pledged Shares other than any and all: (A) dividends paid or payable other than in cash or cash equivalents in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; and (B) dividends and other distributions paid or payable in cash or cash equivalents in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; provided, however, that until actually paid, all rights to such distributions shall remain subject to the liens and security interests created by this Agreement; and
(ii)
  All dividends (other than such cash or cash equivalent dividends as are permitted to be paid to Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares, whenever paid or made, shall be delivered to Trustee to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Trustee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

9. Defaults and Remedies; Proxy.
(a) Upon the occurrence of an Event of Default and during the continuation thereof, Trustee (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates, if any, representing or evidencing Pledged Collateral for certificates of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Trustee was the outright owner thereof.  Any sale shall be made at a public or private sale at Trustee's place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Trustee may deem fair, and Trustee or any Holder may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption.  Each sale shall be made to the highest bidder, but Trustee reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate.  Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived by Pledgor and Pledged Entities and any sale hereunder may be conducted by an auctioneer or any officer or agent of Trustee.  PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS TRUSTEE AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO.  THE APPOINTMENT OF TRUSTEE AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE.  IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF TRUSTEE AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY AND APPOINTMENT AS ATTORNEY-IN-FACT SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT SUBJECT TO THE TERMS AND CONDITIONS HEREOF.  NOTWITHSTANDING THE FOREGOING, TRUSTEE SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

(b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Trustee, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Trustee may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived.
(c) If, at any time when Trustee shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Trustee may, in its discretion, sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Trustee may deem necessary or advisable, and shall not be required to effect such registration or to cause the same to be effected.  Without limiting the generality of the foregoing, in any such event, Trustee in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof.  In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Trustee shall not be required to effect such registration or cause the same to be effected but, in its discretion, may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i)	as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;
(ii)	as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;
(iii)
   as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(iv)
   as to such other matters as Trustee may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act, and all applicable state securities laws, rules and regulations.

(d) Pledgor recognizes that Trustee may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (c) above.  Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  Trustee shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor and the Pledged Entity would agree to do so.

(e) Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of a Default or an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so.  Pledgor agrees that it will not interfere with any right, power and remedy of Trustee provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Trustee of any one or more of such rights, powers or remedies.  No failure or delay on the part of Trustee to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Trustee with respect to any such remedies shall operate as a waiver thereof, or limit or impair Trustee's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.
(f) Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Trustee, that Trustee shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for (i) a defense that the Secured Obligations are not then due and payable in accordance with the Notes, the Indenture and any other agreements and instruments governing and evidencing such obligations, or (ii) a defense that no Default or Event of Default has occurred and is continuing.
10. Waiver.  No delay on Trustee's part in exercising any power of sale or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Trustee with respect to any power of sale or other right hereunder, shall constitute a waiver thereof, or limit or impair Trustee's right to take any action or to exercise any power of sale or any other right hereunder, without notice or demand, or prejudice Trustee's rights as against Pledgor in any respect.
11. Assignment.  Trustee may assign, endorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Indenture, and the holder of such instrument shall be entitled to the benefits of this Agreement.
12. Termination.  Upon satisfaction and discharge of the Indenture pursuant to Article Eleven thereof and repayment in full of all Secured Obligations (other than contingent indemnity obligations), this Agreement shall automatically terminate, except for the provisions hereof that are expressly stated to survive such termination, and Trustee shall promptly at Pledgor's expense deliver to Pledgor the Pledged Collateral held by Trustee at the time and all instruments of assignment executed in connection therewith, along with such other documents evidencing such termination as the Pledgor may reasonably request (including UCC terminations), free and clear of the liens and security interests hereof and, except as otherwise provided herein, all of Pledgor's obligations hereunder shall at such time terminate.
13. Lien Absolute.  All rights of Trustee hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:
(a) any lack of validity or enforceability of the Indenture or any other agreement or instrument governing or evidencing any Secured Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other agreement or instrument governing or evidencing any Secured Obligations;
(c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
(d) the insolvency of Pledgor or any Subsidiary; or
(e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor other than the payment and performance in full of the Secured Obligations.
14. Release.  Pledgor consents and agrees that Trustee may at any time, or from time to time, in its reasonable discretion:
(a) to the extent permitted by the Indenture, renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and
(b) to the extent permitted by the Indenture, exchange, release and/or surrender all or any of the Pledged Collateral, or any part thereof, which is now or may hereafter be held by Trustee in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Trustee may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Pledged Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Indenture, or any other agreement governing any Secured Obligations.  Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor.  No act or omission of any kind on Trustee's part shall in any event affect or impair this Agreement.
15. Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor or any Pledged Entity for liquidation or reorganization, should Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's or a Pledged Entity's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

16. Miscellaneous.
(a) Trustee may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.
(b) Pledgor agrees to promptly reimburse Trustee for actual expenses, including, without limitation, reasonable counsel fees incurred by Trustee in connection with the administration and enforcement of this Agreement.
(c) Neither Trustee, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
(d) This Agreement shall be binding upon Pledgor and its successors and assigns (including a debtor-in-possession on behalf of Pledgor), and shall inure to the benefit of, and be enforceable by, Trustee and its successors and assigns.
(e) None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of Trustee and Pledgor.
17. GOVERNING LAW; JURISDICTION; CONSTRUCTION.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DALLAS, STATE OF TEXAS AND IRREVOCABLY AGREES THAT, SUBJECT TO TRUSTEE'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE INDENTURE SHALL BE LITIGATED IN SUCH COURTS.  PLEDGOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON PLEDGOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO PLEDGOR PURSUANT TO SECTION 18 HEREOF, AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  PLEDGOR ACKNOWLEDGES THAT PLEDGOR PARTICIPATED IN THE NEGOTIATION AND DRAFTING OF THIS AGREEMENT AND THAT, ACCORDINGLY, PLEDGOR SHALL NOT MOVE OR PETITION A COURT CONSTRUING THIS AGREEMENT TO CONSTRUE IT MORE STRINGENTLY AGAINST ONE PARTY THAN AGAINST ANY OTHER.

18. Severability.  If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.
19. Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in accordance with the terms of Section 10.3 of the Indenture.
20. Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
21. Counterparts.  This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.
22. Benefit of Trustee.  All security interests granted or contemplated hereby shall be for the benefit of Trustee and the Holders, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Indenture.
23. ENTIRE AGREEMENT.  THIS AGREEMENT, TOGETHER WITH THE INDENTURE, REPRESENTS THE ENTIRE, FINAL AGREEMENT AND UNDERSTANDING CONCERNING THE SUBJECT MATTER HEREOF AND THEREOF BETWEEN THE PARTIES HERETO, AND SUPERSEDES ALL OTHER PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, REPRESENTATIONS, WARRANTIES, COMMITMENTS, PROPOSALS, OFFERS AND CONTRACTS CONCERNING THE SUBJECT MATTER HEREOF, WHETHER ORAL OR WRITTEN.  THIS AGREEMENT, THE INDENTURE, ANY SUPPLEMENTS HERETO OR THERETO, AND ANY INSTRUMENTS OR DOCUMENTS DELIVERED OR TO BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.  IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS OF THIS AGREEMENT AND ANY SCHEDULE OR EXHIBIT HERETO, THE TERMS OF THIS AGREEMENT SHALL GOVERN.
24. Survival. It is the express intention and agreement of the parties hereto that all covenants, representations, warranties, waivers, and indemnities made by the Pledgor herein shall survive the execution, delivery, and termination of this Agreement until all Secured Obligations (other than contingent indemnification obligations) are performed in full, indefeasibly paid in full in cash, and the Indenture has been satisfied and discharged in accordance with Article Eleven thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

PLEDGOR:

RAVE RESTAURANT GROUP, INC.

By:      ___________________________________
Name: ___________________________________
Title:    ___________________________________

TRUSTEE:

SECURITIES TRANSFER CORPORATION
as Trustee under the Indenture

By: ___________________________________
Name: ___________________________________
Title: ___________________________________

SCHEDULE I
PLEDGED SHARES

Pledged Entity	Class of Capital Stock or other Equity Securities	Certificate No.	No. of Shares	Percentage of Outstanding Shares
Pie Five Pizza Company, Inc.	Common	002	1,000	100%
Pizza Inn, Inc.	Common	101	1,000	100%

Schedule I

ACKNOWLEDGEMENT
The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees to the terms of, and agrees to be bound by, the Pledge Agreement and to promptly note on its books and records the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any of the Pledged Collateral in the name of Trustee or its nominee or the exercise of voting rights by Trustee, and, after written notice from Trustee that an Event of Default has occurred, agrees, that in acting upon the instructions of Trustee, it will not require the further consent of, or seek further instruction from, Pledgor at any time.
The undersigned further agrees that notwithstanding anything to the contrary contained in the Bylaws or other similar governing documents (the "Bylaws") of PIE FIVE PIZZA COMPANY, INC., a Texas corporation, Trustee shall have the right to exercise all voting rights in the Pledged Shares by reason of a foreclosure of such pledge or any other enforcement of Trustee's rights in accordance with the foregoing Pledge Agreement.  The undersigned further waives any other provisions of the Bylaws that conflict with the execution, delivery and performance by the Pledgor of the Pledge Agreement.  The undersigned agrees to comply from time to time with any reasonable request made by the Pledgor in accordance with the requirements of the Pledge Agreement.
Dated: _______________, 2017.

ACKNOWLEDGED AND AGREED:

PIE FIVE PIZZA COMPANY, INC.

By:      ___________________________________
Name: ___________________________________
Title:   ___________________________________

Acknowledgment

ACKNOWLEDGEMENT
The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees to the terms of, and agrees to be bound by, the Pledge Agreement and to promptly note on its books and records the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any of the Pledged Collateral in the name of Trustee or its nominee or the exercise of voting rights by Trustee, and, after written notice from Trustee that an Event of Default has occurred, agrees, that in acting upon the instructions of Trustee, it will not require the further consent of, or seek further instruction from, Pledgor at any time.
The undersigned further agrees that notwithstanding anything to the contrary contained in the Bylaws or other similar governing documents (the "Bylaws") of PIZZA INN, INC., a Missouri corporation, Trustee shall have the right to exercise all voting rights in the Pledged Shares by reason of a foreclosure of such pledge or any other enforcement of Trustee's rights in accordance with the foregoing Pledge Agreement.  The undersigned further waives any other provisions of the Bylaws that conflict with the execution, delivery and performance by the Pledgor of the Pledge Agreement.  The undersigned agrees to comply from time to time with any reasonable request made by the Pledgor in accordance with the requirements of the Pledge Agreement.
Dated: _______________, 2017.

ACKNOWLEDGED AND AGREED:

PIZZA INN, INC.

By:      ___________________________________
Name: ___________________________________
Title:   ___________________________________

Acknowledgment